SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

     FILED BY THE REGISTRANT /X/
     FILED BY A PARTY OTHER THAN THE REGISTRANT / /
     --------------------------------------------------------------------
     Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential, For Use of the
          Commission Only (as permitted by
          Rule 14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

                                 NOT APPLICABLE
                   ------------------------------------------
                   (Name Of Person(s) Filing Proxy Statement)

     PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
          0-11.

         1) Title of each class of securities to which transaction applies: N/A

          2)   Aggregate number of securities to which transaction applies: N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:_____

           2)  Form, Schedule or Registration Statement No.:_____

           3)  Filing Party:_____

           4)  Date Filed: _____

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                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                               45 Hartwell Avenue
                            Lexington, MA 02421-3102

                           SUPPLEMENTAL INFORMATION TO
                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on June 23, 1999

        The following information supplements the Proxy Statement, dated May 14, 1999 (the "Proxy Statement"), of Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held on June 23, 1999, at 10:00 a.m., local time, at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting"). This Supplemental Information should be read in conjunction with the Proxy Statement.

        Only holders of record of the Company's common stock ("Common Stock") at the close of business on April 29, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

RECENT DEVELOPMENTS; PROXY CONTEST

        On May 24, 1999, The Monterey Stockholders Group LLC ("Monterey") announced that it would solicit proxies to elect directors at the Company's Annual Meeting, in opposition to the directors nominated by the Company's Board of Directors. On June 1, 1999, Monterey filed preliminary proxy materials with the Securities and Exchange Commission (the "SEC"). According to these materials, Monterey proposes that the Company's stockholders elect Monterey's nominees, Mark T. Smith, George F. Murphy, Jr., Jay Delahanty and Michael D. Marks, as the directors of the Company at the Annual Meeting.

        Your Board of Directors and management believe strongly that electing Monterey's candidates is contrary to the best interests of the Company's stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU REJECT MONTEREY'S CANDIDATES AND VOTE FOR THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

PARTICIPANTS ON BEHALF OF THE COMPANY

        As a result of the proxy contest initiated against the Company by Monterey, the rules of the SEC require the Company to provide to its stockholders certain additional information, including with respect to participants (as defined in Schedule 14A promulgated pursuant to the Securities Exchange Act of 1934, as amended). Pursuant to those rules, the members of the Board of Directors are, and certain employees and agents of the Company may be deemed to be, participants. Unless otherwise indicated below, the address of the participants described below is the address of the Company's principal executive offices. Except as indicated below, no participant has purchased or sold or otherwise acquired or disposed of any shares of Common Stock of the Company in the last two years. Information with respect to the participant's beneficial ownership of the Company's Common Stock is as of June 1, 1999, but does not reflect the Company's recent one-for-seven reverse stock split.

        Louis P. Valente is a director and has been the Chief Executive Officer and President of the Company since May 14, 1997 and the Chairman of the Board of Directors since September 15, 1997. Mr. Valente is the beneficial owner of 463,000 shares of the Common Stock of the Company, which includes (a) 200,000 shares of Common Stock which he has the right to acquire within 60 days pursuant to the exercise of warrants, (b) 4,000 shares of Common Stock he acquired on March 25, 1997, (c) 11,000 shares of Common Stock he acquired on February 24, 1998, (d) 20,000 shares of Common Stock he acquired between March 3 and March 9, 1999, (e) 14,000 shares of Common Stock he acquired on May 10, 1999,

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(f) 7,000  shares  of Common  Stock he  acquired  on May 19,  1999 and (g) 7,000 shares of Common Stock he acquired on May 24, 1999.

        Nicholas P. Economou is a director of the Company. Since 1990, Dr. Economou has been the Chairman, President and Chief Executive Officer of Micrion Corp., a public semiconductor equipment company located at One Corporation Way, Peabody, Massachusetts 01960. Dr. Economou is the beneficial owner of 64,000 shares of Common Stock of the Company, which includes 50,000 shares of Common Stock which Dr. Economou has the right to acquire within 60 days pursuant to the exercise of warrants.

        A. Neil Pappalardo is a director of the Company. Mr. Pappalardo is the founder and serves as the Chairman and Chief Executive Officer of Medical Information Technology, Inc., a provider of software systems to hospitals in the United States, Canada and the United Kingdom located at Meditech Circle, Westwood, Massachusetts 02090. Mr. Pappalardo is the beneficial owner of 250,000 shares of Common Stock of the Company, which represents shares of Common Stock which Mr. Pappalardo has the right to acquire within 60 days pursuant to the exercise of warrants. Mr. Pappalardo personally guaranteed the ten million dollar revolving line of credit received by the Company from Fleet Bank. In consideration of this personal guaranty, the Company issued Mr. Pappalardo on December 1, 1998 a warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.50 per share.

        James G. Martin is a director of the Company. Since 1995, Dr. Martin has served as the Vice President of Research at the Carolinas Medical Center and since 1993, he has also served as the Chairman of the Research Development Board of the Carolinas Medical Center located at Cannon Research Center, 1542 Garden Terrace, Charlotte, North Carolina 28203. Dr. Martin is the beneficial owner of 50,000 shares of Common Stock of the Company, which represents shares of Common Stock which Dr. Martin has the right to acquire within 60 days pursuant to the exercise of warrants.

        Joseph P. Caruso joined the Company in March 1992 as Controller in a part-time capacity and became a full-time employee on June 15, 1992. Since January 1, 1993, Mr. Caruso has been the Vice President and Chief Financial Officer of the Company. Mr. Caruso is the beneficial owner of 943,142 shares of Common Stock, which includes 870,000 shares of Common Stock which Mr. Caruso has the right to acquire within 60 days pursuant to the exercise of options and warrants and 6,316 shares held in the Company's 401(k) Plan.

SOLICITATION OF PROXIES

        This solicitation of proxies for use at the Annual Meeting is being made by the Board of Directors of the Company. The cost of this proxy solicitation will be borne by the Company. In addition to solicitations by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, and personal meetings and interviews. In addition to solicitation services to be provided by D.F. King & Co., Inc. ("D.F. King"), as described below, proxies may be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock of the Company, and such persons will be reimbursed for their expenses. Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Company (excluding the salaries and fees of officers and employees) will be approximately $250,000, and that the total cash expenditures to date relating to the solicitation have been under $10,000. These estimates include fees for attorneys, accountants, advisers, proxy solicitors, advertising, printing, distribution and other costs incidental to the solicitation.

        The Company has retained D.F. King at a fee estimated not to exceed $75,000, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the

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estimate of total expenses above). The Company has also agreed to indemnify D.F.
King against certain liabilities and expenses, including liabilities under the Federal securities laws. It is anticipated that approximately 30 employees of D.F. King may solicit proxies.

VOTING INFORMATION

        Your vote is important. Please sign, date and mail promptly the enclosed WHITE proxy card in the enclosed self-addressed stamped envelope. Your Board of Directors urges you to vote "FOR" its nominees on the enclosed WHITE proxy card. Please do NOT sign and return any blue proxy card sent to you by Monterey.

        It is not necessary to check any boxes if you wish to vote in accordance with your Board's recommendations. Simply sign, date and return the enclosed WHITE proxy card.

        If your shares are held in "street name," immediately instruct your broker or the person responsible for your account to sign a WHITE proxy card on your behalf. You should also sign, date and mail your WHITE proxy card immediately upon receipt from your broker or bank, using the postage-paid envelope provided. Please do so for each account you maintain. If you have further questions or need assistance, please call:

                              D.F. King & Co., Inc.
                                 77 Water Street
                            New York, New York 10005
                          CALL TOLL FREE (800) 628-8538

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE ACT TODAY.


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                         PROXY/VOTING INSTRUCTION CARD
                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                 C/O THE AMERICAN STOCK TRANSFER & TRUST COMPANY
              40 WALL STREET, 41ST FLOOR, NEW YORK, NEW YORK 10005

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         I (WHETHER ONE OR MORE OF US) APPOINT JOSEPH P. CARUSO AND SARAH BURGESS REED TO BE MY PROXIES. THE PROXIES MAY VOTE ON MY BEHALF, IN ACCORDANCE WITH MY INSTRUCTIONS, ALL OF MY SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF PALOMAR MEDICAL TECHNOLOGIES, INC. THE MEETING IS SCHEDULED FOR APRIL 21, 1999, BUT THIS PROXY INCLUDES ANY ADJOURNMENT(S) OF THAT MEETING. THE PROXIES MAY VOTE ON MY BEHALF AS IF I WERE PERSONALLY AT THE MEETING.

               PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND
          RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                   ^ DETACH HERE BEFORE MAILING TOP PORTION ^

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY ( )


         IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE DIRECTION TO VOTE FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR:

1.       To select  Arthur  Andersen  LLP as the  company's  auditors for fiscal
         1999.

         FOR           (  )         AGAINST (  )              ABSTAIN  (  )

2. The election of each of the following nominees as Directors of Palomar to serve until the 2000 annual meeting of stockholders and until their respective successors are elected and have qualified.

                                         FOR       AGAINST      WITHHELD


          Nicholas P. Economou          (  )        (  )          (  )
          James G. Martin               (  )        (  )          (  )
          A. Neil Pappalardo            (  )        (  )          (  )
          Louis P. Valente              (  )        (  )          (  )

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

DATED:   _________________, 1999




---------------------------
Signature of Stockholder(s)

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

Mark here if you plan to attend the meeting.                  /   /

    [NOTE THAT YOU MAY ATTEND THE MEETING EVEN IF YOU DO NOT CHECK THE BOX.]